Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of January 9, 2015 by and among THE ADVISORY BOARD COMPANY, a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower listed on the signature pages hereto (together with the Borrower, the “Initial Grantors,” and together with any additional Domestic Subsidiaries, whether now existing or hereafter formed or acquired which become parties to this Security Agreement from time to time, in accordance with the terms of the Credit Agreement (as defined below), by executing a Security Agreement Supplement hereto in substantially the form of Annex I, the “Grantors”), and JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as administrative agent (the “Administrative Agent”) for itself and for the Secured Parties (as defined in the Credit Agreement identified below).

PRELIMINARY STATEMENT

The Borrower, the Administrative Agent and the Lenders are entering into a Credit Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined in the Credit Agreement. All capitalized terms used in this Security Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” shall mean a numbered article of this Security Agreement, unless another document is specifically referenced.

“CFC” shall have the meaning set forth in Article II hereof.

“CFC Holdco” shall have the meaning set forth in Article II hereof.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall mean all Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, letters of credit, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations, Trademarks and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided that, notwithstanding the foregoing, Collateral shall expressly exclude the Excluded Assets and shall be subject to the limitations contained in Article II of this Security Agreement.

“Commercial Tort Claims” shall mean commercial tort claims, as defined in the UCC of any Grantor, including each commercial tort claim specifically described in Exhibit “F.”

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” shall mean, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Account Control Agreement” shall mean an agreement, in form and substance reasonably satisfactory to the Administrative Agent, and each applicable Grantor, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and Control of all deposits and balances held in a deposit account maintained by such Grantor with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Actions” shall mean (i) except to the extent required pursuant to Section 5.09(b)(ii) of the Credit Agreement in the case of Equity Interests in a Foreign Subsidiary, entering into pledge agreements, security agreements or other documents governed by laws other than those of the United States of America or any State thereof, (ii) except to the extent provided in (or in connection with) any Mortgage, obtaining any waivers, access agreements, estoppels or other undertakings of landlords, bailees, warehousemen or consignees, (iii) taking any action outside of the United States to perfect a security interest in Patents, Trademarks, Copyrights or any other Intellectual Property that is registered in any jurisdiction outside the United States of America, (iv) making or authorizing any fixture filings except with regard to real estate that is required to become subject to a Mortgage pursuant to the Credit Agreement, (v) delivering any Instruments, Chattel Paper or Documents that do not exceed the applicable thresholds in Section 4.4, taking actions contemplated in Section 4.8 with respect to letters of credit that have a stated amount not exceeding the threshold provided for therein, taking actions contemplated in Section 4.9 with respect claims that do not exceed the threshold amount provided for therein, or taking actions contemplated in Section 4.13 with respect to commercial tort claims that do not exceed the threshold provided for therein, or (vi) any other perfection actions as to which the Administrative Agent, in consultation with the applicable Grantor, shall determine that the cost of taking such perfection action is excessive in relation to the value of the security to be afforded thereby.

“Excluded Deposit Accounts” shall mean (a) any Deposit Account the balance of which is transferred at the end of each day to a Deposit Account or a Securities Account that is subject to the Control of the Administrative Agent, (b) Deposit Accounts used exclusively as escrow and trust accounts, (c) Deposit Accounts used exclusively for payroll, payroll taxes and other employee wage and benefit payments for the benefit of any Grantor’s salaried employees (including former employees), and (d) any Deposit Accounts in which the balance thereof, together with the balance of all other Deposit Accounts excluded pursuant to this clause (d), at no time exceeds $1,000,000 for any period of more than one Business Day.

“Excluded Securities Accounts” shall mean (a) any Securities Account the balance of which is transferred at the end of each day to a Deposit Account or a Securities Account that is subject to the Control of the Administrative Agent, (b) Securities Accounts used exclusively as escrow and trust accounts, (c) Securities Accounts used exclusively for payroll, payroll taxes and other employee wage and benefit payments for the benefit of any Grantor’s salaried employees (including former employees), and (d) any Securities Accounts in which the stated value of property held therein, together with the stated value of all other Securities Accounts excluded pursuant to this clause (d), at no time exceeds $1,000,000 for any period of more than one Business Day.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Farm Products” shall have the meaning set forth in Article 9 of the UCC.

“Fixtures” shall have the meaning set forth in the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, Industrial Designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, negotiable Collateral, and oil, gas, or other minerals before extraction.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Industrial Designs” shall mean (a) registered industrial designs and industrial design applications, (b) all renewals, divisions and any industrial design registrations issuing thereon and any and all foreign applications corresponding thereto, (c) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (d) the right to sue for past, present and future infringements thereof, and (e) all of each Grantor’s rights corresponding thereto throughout the world.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” shall mean all Patents, Trademarks, Copyrights, domain names, trade secrets, rights in computer software, data and databases and any other intellectual property.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Knowledge” when used with respect to any Grantor, shall mean the actual knowledge of the chief executive officer, president, chief financial officer, principal accounting officer, treasurer or, in the case of Intellectual Property, such other individual responsible for Intellectual Property matters of such Grantor or of the Borrower.

“Letter-of-Credit Right” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” shall mean, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Intellectual Property, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Other Collateral” shall mean any property of the Grantors, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, Farm Products, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations and Trademarks, including, without limitation, all cash on hand, letters of credit, Stock Rights or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all real and personal property of the Grantors, provided that “Other Collateral” shall exclude all Excluded Assets and shall be subject to the limitations contained in Article II of this Security Agreement.

“Patents” shall mean, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.

“Payment Event of Default or Acceleration Event” shall mean the occurrence of (a) an Event of Default (as defined in the Credit Agreement) under clause (a) or (b) of Article VII of the Credit Agreement, or (b) the termination of the Commitments and the Loans and the other Obligations becoming due and payable prior to their scheduled payment date or maturity pursuant to Article VII of the Credit Agreement.

“Pledged Collateral” shall mean all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement, but excluding the Excluded Assets.

“Pledged Deposits” shall mean all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Administrative Agent or to any Secured Party as security for any Secured Obligations, and all rights to receive interest on such deposits.

“Receivables” shall mean the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” shall mean a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Securities Account Control Agreement” shall mean an agreement, in form and substance reasonably satisfactory to the Administrative Agent and each applicable Grantor, among any Grantor, a securities intermediary holding such Grantor’s investments, and the Administrative Agent with respect to collection and Control of all investments held in a Securities Account maintained by such Grantor with such securities intermediary.

“Stock Rights” shall mean any securities, dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” shall mean, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each of the Grantors hereby pledges, assigns and grants to the Administrative Agent and its successors and assigns, on behalf of and for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations; provided that, notwithstanding anything to the contrary contained in this Article II, (a) the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Assets and (b) the amount of Equity Interests in any Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Internal Revenue Code (a “CFC Holdco”) or that is owned by a foreign subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Internal Revenue Code (a “CFC”) pledged or required to be pledged to the Administrative Agent hereunder or under any other Collateral Document shall be automatically limited to 65% of the voting capital stock of any such CFC or CFC Holdco and 100% of the non-voting capital stock of any such CFC or CFC Holdco. For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the Grantors. In addition, for the avoidance of doubt, (i) neither the Borrower nor any Subsidiary shall be required to obtain bailee or landlord waivers in respect of any location where Inventory is stored and (ii) no Equity Interest in any Subsidiary may be pledged or included in the term “Collateral” or otherwise subject to the provisions of this Agreement unless such Subsidiary is (y) a Domestic Subsidiary or (z) a First Tier Foreign Subsidiary that, in the case of this clause (z), is a Material Subsidiary.

Any other provision of this Agreement to the contrary notwithstanding, in no event shall this Agreement grant any Lien in any Excluded Assets, nor shall any representation, warranty, covenant, duty, undertaking, indemnity or other provision in this Agreement apply to any of the Excluded Assets.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Initial Grantors represents and warrants to the Administrative Agent and the Secured Parties as of the Effective Date, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement in substantially the form of Annex I represents and warrants solely with respect to such Grantor as of the date of such Security Agreement Supplement (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement), that:

3.1 Title, Authorization, Validity and Enforceability. Such Grantor has rights in or the power to transfer rights in the Collateral held by it with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6 hereof, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement have been duly authorized by proper corporate, limited liability company, limited partnership or partnership, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral, except (a) to the extent the Collateral is not reasonably identified herein as required under Section 9-108 of the UCC, and (b) as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith, and fair dealing. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed in Exhibit “E” in accordance with Section 4.1.4 hereof, the Administrative Agent will have a fully perfected first priority security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing of a financing statement under the UCC, subject only to Liens permitted under Section 6.02 of the Credit Agreement.

3.2 Conflicting Laws and Contracts. The execution and delivery by each Grantor of this Agreement, the consummation by it of the transactions herein contemplated, and compliance by it with the terms and provisions hereof (A) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings required to be made with the SEC under the Exchange Act or the Securities Act after the execution of the Loan Documents or necessary to perfect Liens created pursuant to the Loan Documents, (B) will not (i) violate in any respect any Requirements of Law applicable to such Grantor, (ii) violate the Organizational Documents of such Grantor or (iii) violate any order of any Governmental Authority, (C) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon such Grantor or any of its assets, or give rise to a right thereunder to require any payment to be made by such Grantor, and (D) will not result in the creation or imposition of any Lien on any asset of such Grantor, other than Liens created or permitted under the Loan Documents, except (in the case of clause (A), (B)(i), (B)(iii) or (C)), to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

3.3 Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit “A”; such Grantor has no other places of business except those set forth in Exhibit “A.”

3.4 Property Locations. The Inventory, Equipment and Fixtures of each Grantor are located solely at the locations of such Grantor described in Exhibit “A.” All of such locations are owned by such Grantor except for locations (i) which are leased by such Grantor as lessee and designated in Part B of Exhibit “A” and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment by such Grantor as designated in Part C of Exhibit “A.”

3.5 No Other Names; Etc. Within the five-year period ending as of the date such Person becomes a Grantor hereunder, such Grantor has not conducted business under any name, changed its jurisdiction of formation, merged with or into or consolidated with any other Person, except as disclosed in Exhibit “A.” The name in which such Grantor has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date such Person becomes a Grantor hereunder.

3.6 Reserved.

3.7 Accounts and Chattel Paper. To the Knowledge of such Grantor, except as disclosed to the Administrative Agent, the names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper owned by such Grantor are correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time.

3.8 Filing Requirements. None of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit “B.”

3.9 No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party or (ii) in respect of Liens permitted under Section 6.02 of the Credit Agreement; provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement except as may be required under Section 9.02(d) of the Credit Agreement.

3.10 Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. Such Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s state of organization, type of organization and state of organization identification number are, listed in Exhibit “G.”

3.11 Pledged Securities and Other Investment Property. Exhibit “D” sets forth a complete and accurate list of the Instruments, Securities and other Investment Property constituting Pledged Collateral, provided that, for the avoidance of doubt, (i) with respect to the Equity Interests in the Subsidiaries, only the Pledged Collateral in the form of certificates, instruments or agreements representing or evidencing Equity Interests in Subsidiaries that constitute Collateral in accordance with Article II of this Security Agreement shall be delivered to the Administrative Agent and no Equity Interests in any other Persons shall be required to be delivered, and (ii) no physical instruments, securities or other physical Investment Property held in any of the accounts identified in Exhibit D shall be required to be delivered to the Administrative Agent; provided further that the Equity Interests in the First Tier Foreign Subsidiaries required to be delivered hereunder may be delivered after the Closing Date in accordance with Section 5.09 of the Credit Agreement. Each Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed in Exhibit “D” as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder or as permitted under Section 6.02 of the Credit Agreement. Each Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest in a Subsidiary has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued, are fully paid and non-assessable and constitute the percentage of the issued and outstanding shares of stock (or other Equity Interests) of the respective issuers thereof indicated in Exhibit “D” hereto, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible and (iii) to the extent, such Pledged Collateral is held by a securities intermediary in a Securities Account, such account shall be subject to a Securities Account Control Agreement to the extent required by Section 4.7 hereof.

3.12 Intellectual Property.

3.12.1 Exhibit “B” contains a complete and accurate listing as of the Effective Date of the following Intellectual Property included in the Collateral of each of the Grantors: (i) all U.S. (state and federal) and all material foreign trademark registrations, applications for trademark registration and material common law trademarks, (ii) all U.S. and all material foreign patents and patents applications, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (iii) all U.S. and all material foreign copyright registrations and applications for registration and (iv) all Patents, Trademarks, and Copyrights described in clauses (i)-(iii) above that are owned by a third party and licensed to the Grantors or otherwise used by the Grantors under contract, and the names of any Person who has been granted rights in respect thereof outside of the ordinary course of business. All of the U.S. registrations, applications for registration or applications for issuance of such Intellectual Property listed in Exhibit “B” are valid and subsisting, in good standing and are recorded or in the process of being recorded in the name of the applicable Grantor, except as could not be reasonably expected to result in a Material Adverse Effect.

3.12.2 Such Intellectual Property included in the Collateral is valid, subsisting, unexpired (where registered) and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, except as could not be reasonably expected to result in a Material Adverse Effect.

3.12.3 Except as disclosed in Exhibit “B”, no Person other than the respective Grantor has any right or interest of any kind or nature in or to the Intellectual Property included in the Collateral, including any right to sell, license, lease, transfer, distribute, use or otherwise exploit the Intellectual Property or any portion thereof outside of the ordinary course of the respective Grantor’s business. Each Grantor has exclusive title to, and the valid and enforceable power and right to sell, license, transfer, distribute, use and otherwise exploit, its Intellectual Property included in the Collateral, except as could not be reasonably expected to result in a Material Adverse Effect.

3.12.4 To the Knowledge of each Grantor, each Grantor has taken or caused to be taken steps so that none of its Intellectual Property included in the Collateral, the value of which to the Grantors are contingent upon maintenance of the confidentiality thereof, have been disclosed by such Grantor to any Person other than employees, contractors, customers, representatives and agents of the Grantors who are parties to customary confidentiality and nondisclosure agreements with the Grantors, except as could not be reasonably expected to result in a Material Adverse Effect.

3.12.5 To the Knowledge of each Grantor, no Person has violated, infringed upon or breached, or is currently violating, infringing upon or breaching, any of the rights of such Grantor to the Intellectual Property included in the Collateral or has breached or is breaching any duty or obligation owed to such Grantor in respect of the Intellectual Property included in the Collateral except where those breaches, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

3.12.6 No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor or to which any Grantor is bound that adversely affects its rights to own or use any Intellectual Property included in the Collateral except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

3.12.7 No Grantor has received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any Intellectual Property included in the Collateral except where those challenges could not reasonably be expected to result in a Material Adverse Effect, and to such Grantor’s knowledge at the date hereof there are no facts upon which such a challenge could be made.

3.12.8 Each Grantor owns directly or is entitled to use, by license or otherwise, all Intellectual Property included in the Collateral necessary for the conduct of such Grantor’s business in all material respects.

3.12.9 The consummation of the transactions contemplated by the Loan Documents will not result in the termination or material impairment of any of the Intellectual Property included in the Collateral, except to the extent that such termination or impairment could not reasonably be expected to result in a Material Adverse Effect.

3.13 Deposit Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts and Securities Accounts are listed on Exhibit “H.”

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each of the Initial Grantors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated each such subsequent Grantor agrees:

4.1 General.

4.1.1 Inspection. Such Grantor will permit the Administrative Agent or any Secured Party, by its representatives and agents, to inspect the Collateral in the manner and to the extent set forth in Section 5.06 of the Credit Agreement as if it were a party thereto.

4.1.2 Taxes. Such Grantor will comply with Section 5.04 of the Credit Agreement as if it were a party thereto.

4.1.3 Records and Reports; Notification of Event of Default. Such Grantor will comply with Section 5.06 of the Credit Agreement as if it were a party thereto.

4.1.4 Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Administrative Agent to file, in the central filing office of the jurisdiction in which such Grantor is “located” within the meaning of that term in Section 9-307 of the UCC, all financing statements describing the Collateral owned by such Grantor and other documents and each Grantor agrees to take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to maintain a first priority, perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 6.02 of the Credit Agreement and to the provisions of Section 4.7 hereof, provided that (i) nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement except as may be required under Section 9.02(d) or Section 9.14 of the Credit Agreement, and (ii) nothing herein shall require any Grantor to take any Excluded Actions. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets of the debtor whether now owned or hereafter acquired and wheresoever located, including all accessions thereto and proceeds thereof.” Each Grantor will take any and all actions necessary to defend title to the Collateral owned by such Grantor against all Persons and to defend the security interest of the Administrative Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder or under any other Loan Document; provided that it is understood and agreed that no Grantor will be required to take any Excluded Action.

4.1.5 Disposition of Collateral. No Grantor will sell, lease or otherwise dispose of the Collateral owned by such Grantor except in transactions permitted under Section 6.03 of the Credit Agreement.

4.1.6 Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except Liens permitted under Section 6.02 of the Credit Agreement, provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement except to the extent provided in Section 9.02(d) or 9.14 of the Credit Agreement.

4.1.7 Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:

(i) preserve its existence and corporate, limited liability company or partnership, as applicable, structure as in effect on the Effective Date (except to the extent otherwise permitted by the Credit Agreement);

(ii) not change its name or jurisdiction of organization;

(iii) not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified in Exhibit “A”;

(iv) not (a) change its name or taxpayer identification number or (b) change its mailing address; and

(v) continue to record properly its Inventory and Equipment on the internal books and records of the Borrower and the Grantors;

unless, in each such case, such Grantor shall give the Administrative Agent written notice of such event or occurrence no later than the date that is thirty (30) days after such event or occurrence and, to the extent reasonably requested by the Administrative Agent, shall take such steps as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral owned by such Grantor.

4.1.8 Other Financing Statements. No Grantor will suffer to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement authorized under Section 4.1.4 hereof or any financing statement evidencing such Liens as are permitted under Section 6.02 of the Credit Agreement (including, without limitation, a financing statement of a third party financing source in connection with the sale or discount of accounts receivable permitted under Section 6.03(a)(vi)(E) of the Credit Agreement). Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

4.2 Receivables.

4.2.1 Certain Agreements on Receivables. During the occurrence and continuation of a Payment Event of Default or Acceleration Event, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof; provided that prior to the occurrence and continuation of a Payment Event of Default or Acceleration Event, any Grantor may reduce the amount of Accounts arising from the sale of Inventory or the rendering of services in accordance with its then prevailing policies and in the ordinary course of business and as otherwise permitted under the Credit Agreement.

4.2.2 Delivery of Invoices. Upon the occurrence of a Payment Event of Default or Acceleration Event and during the continuance thereof, each Grantor will use its commercially reasonable efforts to deliver to the Administrative Agent promptly upon its request duplicate invoices with respect to each Account owned by such Grantor bearing such language of assignment as the Administrative Agent shall specify.

4.2.3 Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a material Receivable owned by such Grantor exists or (ii) if, to the Knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, and such discount, credit, rebate, reduction, defense, setoff, claim, counterclaim or defense could reasonably be expected to have a Material Adverse Effect, such Grantor will disclose such fact to the Administrative Agent in writing in connection with the inspection by the Administrative Agent of any record of such Grantor relating to such Receivable and in connection with any invoice or report furnished by such Grantor to the Administrative Agent relating to such Receivable.

4.2.4 Electronic Chattel Paper. Each Grantor shall take all steps as the Administrative Agent may reasonably request as being necessary to grant the Administrative Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act, in each case with a face value in excess of $1,000,000.

4.3 Maintenance of Goods. Each Grantor shall comply with Section 5.05 of the Credit Agreement as if it were a party thereto.

4.4 Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Each Grantor will (i) deliver to the Administrative Agent on the date hereof (or, in the case of the Target or any of its Subsidiaries, within thirty (30) days of the date hereof) the originals of all Chattel Paper, Securities (to the extent certificated) and Instruments constituting Collateral (if any then exist) held by such Grantor, (ii) hold in trust for the Administrative Agent upon receipt and, promptly (and in any event within thirty (30) days of the acquisition thereof or such later date agreed to by the Administrative Agent in its reasonable discretion), deliver to the Administrative Agent any Chattel Paper, Securities (to the extent certificated) and Instruments constituting Collateral, (iii) upon the Administrative Agent’s request, after the occurrence and during the continuance of an Event of Default, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and promptly (and in any event within thirty (30) days of the acquisition thereof or such later date agreed to by the Administrative Agent in its reasonable discretion) deliver to the Administrative Agent) any Document evidencing or constituting Collateral in an amount greater than $1,000,000, and (iv) upon the Administrative Agent’s reasonable request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit “I” hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral; provided that, notwithstanding the foregoing, the requirements of this Section 4.4 shall not apply to (a) Documents, Instruments (other than promissory notes) and Chattel Paper that do not exceed $1,000,000 individually, and (b) promissory notes (which term does not include checks or bank drafts) that do not exceed $1,000,000 individually and in the aggregate for all such promissory notes excluded from the requirements of this Section 4.4. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral; provided that, for the avoidance of doubt, with respect to any delivery of Equity Interests in the Subsidiaries required under this Section 4.4, only the Equity Interests in Subsidiaries that constitute Collateral in accordance with Article II of this Security Agreement will be delivered to the Administrative Agent; provided further that the Equity Interests in the First Tier Foreign Subsidiaries required to be delivered hereunder may be delivered after the Closing Date in accordance with Section 5.09 and subject to the conditions of the Credit Agreement. All originals of all Chattel Paper, Securities (to the extent certificated) and Instruments constituting Collateral and required to be delivered to the Administrative Agent under this Security Agreement shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent.

4.5 Uncertificated Securities and Certain Other Investment Property. Each Grantor will, promptly upon any request therefor by the Administrative Agent from time to time, cause Subsidiaries of such Grantor that are issuers of uncertificated securities or other types of Investment Property not represented by certificates and which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates (and constituting Collateral) and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. In the case of each Grantor which is an issuer of shares or other Equity Interests constituting Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

4.6 Stock and Other Ownership Interests.

4.6.1 Reserved.

4.6.2 Issuance of Additional Securities. Except as permitted under the Credit Agreement, no Grantor will permit or suffer any Subsidiary of such Grantor (in which Subsidiary the corporate securities or other ownership interests constitute Collateral) to issue any such securities or other ownership interests, any right to receive any such securities or other ownership interests, or any right to receive earnings, except to such Grantor.

4.6.3 Registration of Pledged Securities and Other Investment Property. Each Grantor will, to the extent not prohibited by applicable law, permit any registered Collateral owned by such Grantor to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders following the occurrence and during the continuance of a Payment Event of Default or Acceleration Event and without any further consent of such Grantor.

4.6.4 Exercise of Rights in Pledged Securities and Other Investment Property. To the extent not prohibited by applicable law, each Grantor will permit the Administrative Agent or its nominee at any time following the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Collateral. At any time when no Payment Event of Default or Acceleration Event has occurred and is continuing, each Grantor shall be entitled (a) to exercise or refrain from exercising any and all such voting and other consensual rights inuring to an owner of Equity Interests constituting Collateral, and each Grantor agrees that it shall exercise such rights for purposes not in violation with the terms of this Agreement, the Credit Agreement and the other Loan Documents and (b) to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest principal or other distributions that would constitute Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any such Equity Interests constituting Collateral or received in exchange for Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by a Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and shall be promptly (and in any event within thirty (30) days) delivered to the Administrative Agent and the Secured Parties and shall be promptly (and in any event within thirty (30) days) delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent), and the Administrative Agent shall, promptly upon any request therefor by a Grantor, execute and deliver to such Grantor all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purposes of enabling such Grantor to exercise such voting and consensual rights and to receive such dividends and other earnings.

4.7 Deposit Accounts and Securities Accounts. Upon the Administrative Agent’s request, each Grantor will use commercially reasonable efforts to cause each bank or other financial institution in which it maintains a Deposit Account or Securities Account to enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, in order to give the Administrative Agent Control of such Deposit Account or Securities Account; provided that no Grantor shall be liable to the Administrative Agent or any other Person for the failure of a bank or other financial institution to enter into such a control agreement to the extent that such Grantor used its commercially reasonable efforts for a reasonable period of time to procure such agreement as confirmed in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent and on which the Administrative Agent shall be entitled to conclusively rely. The Administrative Agent agrees that it will not give any notice of exclusive dominion or control under any Deposit Account Control Agreement or Securities Account Control Agreement unless and until a Payment Event of Default or Acceleration Event has occurred and is continuing. If exclusive dominion and control of any Deposit Account or Securities Account or dominion and control of any other deposit or investment has been obtained by the Administrative Agent and no Event of Default continues to exist, the Administrative Agent will promptly send notice to the bank or financial institution at which such Deposit Account or Securities Account or other deposit or investment is maintained to (a) terminate the Administrative Agent’s exclusive dominion and control of such Deposit Account or Securities Account or other deposit or investment and (b) reinstate Grantor’s access to such Deposit Account or Securities Account or other deposit or investment. In the case of deposits and investments maintained with Lenders, the terms of such notice shall be subject to the provisions of the Credit Agreement regarding setoffs. The provisions of this Section 4.7 shall not apply to Deposit Accounts or Securities Accounts which are Excluded Deposit Accounts or Excluded Securities Accounts, as applicable, it being understood and agreed that the Administrative Agent shall not take, and no Grantor shall be required to take, any action to establish the Control of the Administrative Agent in and to any of the Excluded Deposit Accounts or Excluded Securities Accounts.

4.8 Letter-of-Credit Rights. Upon the Administrative Agent’s request, each Grantor will use commercially reasonable efforts to cause each issuer of a letter of credit (in respect of which such Grantor is the beneficiary) with a face value in excess of $1,000,000 to consent to the assignment of proceeds of such letter of credit in order to give the Administrative Agent Control of the Letter-of-Credit Rights to such letter of credit.

4.9 Federal, State or Municipal Claims. Each Grantor will notify the Administrative Agent of any Collateral owned by such Grantor which constitutes a claim in an amount greater than $1,000,000 against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law. Furthermore, each Grantor will execute and deliver to the Administrative Agent such documents, agreements and instruments, and will use commercially reasonable efforts to take such further actions (including, without limitations, the taking of necessary actions under the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.)), which the Administrative Agent may, from time to time, reasonably request, to ensure perfection and priority of the Liens hereunder in respect of Accounts and General Intangibles owning by any government or instrumentality or agency thereof, all at the expense of the Borrower. Notwithstanding anything to the contrary in this Section 4.9, no Grantor will be required to provide any notice or take any action hereunder if and to the extent prohibited by any federal, state or municipal law.

4.10 No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

4.11 Insurance. In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” each Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Grantor within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section 4.11 shall be in an amount equal to the lesser of the total Commitment or the total replacement cost value of the improvements.

4.12 Intellectual Property.

4.12.1 If, after the date hereof, any Grantor obtains rights to, including, but not limited to filing and acceptance of a statement of use or an amendment to allege use with the United States Patent and Trademark Office, or applies for or seeks registration of, any new patentable invention, Trademark or Copyright in addition to the Patents, Trademarks and Copyrights described in Exhibit “B,” other than any of the foregoing constituting Excluded Assets, then such Grantor shall give the Administrative Agent notice thereof to the extent such additional rights and/or applications constitute Collateral, as part of each compliance certificate provided to the Administrative Agent pursuant to the Credit Agreement. Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence such security interest in a form appropriate for recording in the applicable federal office. Each Grantor also hereby authorizes the Administrative Agent to record in addition to and not in substitution for this Security Agreement, Confirmatory Grants of Security Interests in the forms attached in Annex II hereto for those Patents, Trademarks and Copyrights listed in Exhibit “B” hereto.

4.12.2 This Agreement is effective to create a valid and continuing Lien on such Copyrights, Licenses, Patents and Trademarks to the extent registered or applied for in the United States Copyright Office or the United States Patent and Trademark Office, as applicable, and, upon timely filing of the Confirmatory Grant of Security Interest in Copyrights with the United States Copyright Office, timely filing of the Confirmatory Grant of Security Interest in Patents in the United States Patent and Trademark Office, timely filing of the Confirmatory Grant of Security Interest in Trademarks with the United States Patent and Trademark Office and the timely filing of appropriate financing statements in the jurisdictions listed in Exhibit “E” hereto, all action necessary or desirable to protect and perfect the security interest in, to and on each Grantor’s Patents, Trademarks or Copyrights identified on Exhibit B has been taken and such perfected security interest is enforceable as such as against any and all subsequent creditors of and subsequent purchasers or transferees from any Grantor, except as provided by applicable law. As of the Effective Date, no Grantor has any interest in any registered United States Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified in Exhibit “B” attached hereto which have been registered with the United States Copyright Office.

4.12.3 Commercial Tort Claims. If, after the date hereof, any Grantor identifies the existence of a Commercial Tort Claim belonging to such Grantor in an amount greater than $1,000,000 that has arisen in the course of such Grantor’s business in addition to the Commercial Tort Claims described in Exhibit “F,” which are all of such Grantor’s Commercial Tort Claims as of the Effective Date, then such Grantor shall give the Administrative Agent prompt notice thereof, but in any event not less frequently than quarterly. Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence the grant of a security interest therein in favor of the Administrative Agent.

4.13 Updating of Exhibits to Security Agreement. The Borrower is permitted to, and will, provide to the Administrative Agent, concurrently with the delivery of the certificate of a Financial Officer of the Borrower as required by Section 5.01(c) of the Credit Agreement, updated versions of the Exhibits to this Security Agreement (provided that if there have been no changes to any such Exhibits since the previous updating thereof required hereby, the Borrower shall indicate that there has been “no change” to the applicable Exhibit(s)).

ARTICLE V

DEFAULT

5.1 Reserved.

5.2 Remedies.

5.2.1 If any Event of Default has occurred and is continuing then the Administrative Agent may, and at the direction of the Required Lenders shall, exercise any or all of the following rights and remedies (provided that the Administrative Agent shall endeavor, to the extent commercially reasonable, to notify the Borrower prior to the exercise of the initial such right and remedy, and provided further that any failure by the Administrative Agent to deliver any such notice shall not be deemed to be a breach by the Administrative Agent of this Security Agreement or give rise to any liability of the Administrative Agent or otherwise affect the Administrative Agent’s exercise of the rights and remedies hereunder in any manner):

(i)	Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this clause (i) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to an Event of Default.

(ii)	Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

(iii)	Give notice of exclusive control or any other instruction under any Deposit Account Control Agreement or Securities Account Control Agreement and take any action therein with respect to such Collateral, provided that if no Event of Default shall continue to exist, the Administrative Agent shall promptly notify the bank, financial institution or securities intermediary that the Administrative Agent no longer exercises exclusive control over the Deposit Account or Securities Account, and the applicable Grantor’s access to the Deposit Account or Securities Account shall be reinstated.

(iv)	Only to the extent that a Payment Event of Default or Acceleration Event has occurred and is continuing, to the extent permitted by applicable law, without notice (or, except as specifically provided in Section 8.1 hereof or elsewhere herein, demand or advertisement of any kind to any Grantor or any other Person) enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises of elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable.

(v)	Only to the extent that a Payment Event of Default or Acceleration Event has occurred and is continuing, concurrently with written notice to the applicable Grantor, to the extent not prohibited by applicable law, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

5.2.2 The Administrative Agent, on behalf of the Secured Parties, shall comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

5.2.3 The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor, upon consummation of such sale, hereby expressly releases.

5.2.4 Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall, to the extent not prohibited by applicable law, have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

5.2.5 If, after the Credit Agreement has terminated by its terms and all of the Secured Obligations have been paid in full, there remain outstanding Swap Obligations or Banking Services Obligations that constitute Secured Obligations, the Required Lenders may exercise the remedies provided in this Section 5.2 upon the occurrence and during the continuance of any event which would allow or require the termination or acceleration of any Swap Obligations or Banking Services Obligations.

5.2.6 Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

5.2.7 Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 5.2.1 above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3 Grantors’ Obligations Upon a Payment Event of Default or Acceleration Event. Upon the request of the Administrative Agent following the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, each Grantor will:

5.3.1 Assembly of Collateral. Assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent.

5.3.2 Secured Party Access. Permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral, or the books and records relating thereto, or both, to remove all or any part of the Collateral, or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.

5.3.3 Furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify.

5.4 License. The Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, solely for the purpose of completing production of, advertising for sale, and selling any Collateral. In addition, each Grantor hereby irrevocably (until the Credit Agreement has terminated in accordance with its terms) agrees that the Administrative Agent may, following the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, sell any of such Grantor’s Inventory directly to any Person, including, without limitation, Persons who have previously purchased such Grantor’s Inventory from such Grantor, and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement may sell Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Administrative Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent and each Grantor, and then only to the extent in such writing specifically set forth, provided that the addition of any Domestic Subsidiary as a Grantor hereunder by execution of a Security Agreement Supplement in the form of Annex I (with such modifications as shall be acceptable to the Administrative Agent) shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Secured Obligations have been paid in full or, in the case of Letters of Credit, cash-collateralized on terms reasonably satisfactory to the Administrative Agent.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1 Lockboxes. Upon request of the Administrative Agent following the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, each Grantor shall execute and deliver to the Administrative Agent, other than with respect to Excluded Deposit Accounts, irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account with the Administrative Agent.

7.2 Collection of Receivables. The Administrative Agent may at any time following the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, by giving each Grantor written notice, elect to require that the Receivables be paid directly to the Administrative Agent for the benefit of the Secured Parties. In such event, each Grantor shall, and shall permit the Administrative Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Administrative Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Administrative Agent. Upon receipt of any such notice from the Administrative Agent, each Grantor shall thereafter hold in trust for the Administrative Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4 hereof.

7.3 Special Collateral Account. Following the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, the Administrative Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over such cash collateral account. If no Event of Default has occurred or is continuing, the Administrative Agent shall from time to time deposit the collected balances in such cash collateral account into the applicable Grantor’s general operating account communicated in writing to the Administrative Agent by the Borrower. If any Payment Event of Default or Acceleration Event has occurred and is continuing, the Administrative Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in such cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

7.4 Application of Proceeds. The proceeds of the Collateral shall be applied by the Administrative Agent to payment of the Secured Obligations as provided under Section 2.18 of the Credit Agreement.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives, to the extent that it may do so under the UCC or any other applicable law, notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX of this Security Agreement, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the bad faith, gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing (other than the defense that the Secured Obligations shall have been fully paid in cash and performed in full) which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein or in any other Loan Document, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2 Limitation on Administrative Agent’s and other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3 Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to such Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if a Payment Event of Default or Acceleration Event has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.4 Secured Party Performance of Grantor’s Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed (but has failed) to perform or pay in this Security Agreement and such Grantor shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section 8.4. Each Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable within fifteen (15) days after demand.

8.5 Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file, in the central filing office of the jurisdiction in which such Grantor is “located” within the meaning of that term in Section 9-307 of the UCC, financing statements (including, fixture filings, except to the extent that making such fixture filing would be an Excluded Action) necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) following the occurrence and during the continuance of an Event of Default, to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor and which in any event does not add any Excluded Assets), as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) upon and during the continuance of an Event of Default, to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Administrative Agent Control over such Securities or other Investment Property, in each case to the extent constituting Collateral, (v) following the occurrence and during the continuance of a Payment Event of Default or Acceleration Event and subject to the terms of Section 4.1.5 hereof, to enforce payment of the Instruments, Accounts and Receivables in the name of the Administrative Agent or such Grantor, (vi) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Article VII of this Security Agreement and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such taxes, assessments, charges, fees or Liens as are specifically permitted hereunder or under any other Loan Document), and each Grantor agrees to reimburse the Administrative

Agent within fifteen (15) days after demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement. Notwithstanding this Section 8.5, the Administrative Agent is not authorized by any Grantor to take any action that, if performed by a Grantor, would be an Excluded Action, unless otherwise consented to by such Grantor in writing.

8.6 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Section 4.1.5, 4.1.6, 4.4, 5.3, or 8.8 hereof or in Article VII of this Security Agreement will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.6 shall be specifically enforceable against the Grantors.

8.7 Use and Possession of Certain Premises. Following the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, the Administrative Agent shall be entitled to enter any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located solely for the purpose of exercising its remedies in the Collateral and solely until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.

8.8 Reserved.

8.9 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors and the Administrative Agent and their respective successors and assigns (including all Persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

8.11 Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12 Taxes and Expenses. Any Taxes (other than Excluded Taxes) payable or ruled payable by a Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any, except to the extent being contested in good faith by the Grantors and by appropriate proceedings. The Grantors shall reimburse the Administrative Agent for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorney’s fees, but excluding time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14 Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) any and all commitments to extend credit under the Loan Documents have terminated, and (ii) all of the Secured Obligations (other than Unliquidated Obligations) have been paid in cash and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or backup Letter of Credit has been delivered to the Administrative Agent as required by the Credit Agreement). Upon any sale or other disposition by any Grantor of any Collateral to a third party that is not a Grantor in a transaction permitted under the Credit Agreement, or upon the effectiveness in accordance with the Credit Agreement of any written consent to the release of the security interest in any Collateral, any other release of Liens of the Administrative Agent in any portion of the Collateral as provided by Section 9.02(d) or Section 9.14 of the Credit Agreement upon the occurrence of the applicable event provided for in Section 9.02(d) or Section 9.14 of the Credit Agreement the security interests in such Collateral shall be automatically released without further action by any party. In connection with any termination or release pursuant to this Section 8.14, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense and without recourse to or warranty by the Administrative Agent, all documents that such Grantor shall reasonably request to evidence such termination or release, including UCC termination statements and terminations of Deposit Account Control Agreements and Securities Account Control Agreements.

8.15 Entire Agreement. This Security Agreement, together with the Credit Agreement, embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and the Administrative Agent relating to the Collateral.

8.16 Governing Law; Jurisdiction; Waiver of Jury Trial.

8.16.1 THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.16.2 Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Security Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

8.16.3 Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any other Loan Document in any court referred to in Section 8.16.2 hereof. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.16.4 Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Article IX of this Security Agreement, and each of the Grantors hereby appoints the Borrower as its agent for service of process. Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

8.16.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.17 Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Administrative Agent and the Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all losses, liabilities, damages, claims, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any other Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement or any other Loan Document, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the Secured Parties or any Grantor, and any claim for patent, trademark or copyright infringement); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, damages, penalties, suits or related costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee or its Related Parties or (y) a material breach in bad faith by such Indemnitee or its Related Parties of their express obligations under the Loan Documents pursuant to a claim initiated by the Borrower.

8.18 Subordination of Intercompany Indebtedness. Each Grantor agrees that any and all claims of such Grantor against any other Grantor (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations, provided that, and not in contravention of the foregoing, so long as no Payment Event of Default or Acceleration Event has occurred and is continuing, such Grantor may make loans and extend other Intercompany Indebtedness to and receive payments with respect to such Intercompany Indebtedness from each such Obligor to the extent not prohibited by the terms of this Security Agreement and the other Loan Documents. Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties and the Administrative Agent in those assets. No Grantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until this Security Agreement has terminated in accordance with Section 8.14 hereof. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Grantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (or, in the case of Letters of Credit, cash-collateralized pursuant to terms reasonably acceptable to the Administrative Agent). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the termination of this Security Agreement in accordance with Section 8.14 hereof, such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of the Grantor where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Grantor as the property of the Secured Parties. If any such Grantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Grantor agrees that until the termination of this Security Agreement in accordance with Section 8.14 hereof, no Grantor will assign or transfer to any Person (other than the Administrative Agent or the Borrower or another Grantor) any claim any such Grantor has or may have against any Obligor.

8.19 Severability. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.20 Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE IX

NOTICES

9.1 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 9.01 of the Credit Agreement. Any notice delivered to the Borrower shall be deemed to have been delivered to all of the Grantors.

9.2 Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it in the manner set forth in Section 9.01 of the Credit Agreement.

ARTICLE X

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

THE ADVISORY BOARD COMPANY, as a Grantor

By:	/s/ Michael Kirshbaum
Name:	Michael Kirshbaum
Title:	CFO

ADVISORY BOARD INVESTMENTS, INC., as a Grantor

By:	/s/ Michael Kirshbaum
Name:	Michael Kirshbaum
Title:	President

ROYALL ACQUISITION CO., as a Grantor

By:	/s/ Evan Farber
Name:	Evan Farber
Title:	VP and Secretary

ROYALL & COMPANY, as a Grantor

By:	/s/ Seth Allyn
Name:	Seth Allyn
Title:	Assistant Treasurer

ROYALL & COMPANY HOLDING, INC., as a Grantor

By:	/s/ Evan Farber
Name:	Evan Farber
Title:	VP and Secretary

ADVANCEMENT SERVICES INC., as a Grantor

By:	/s/ Seth Allyn
Name:	Seth Allyn
Title:	Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ James A. Knight
Name:	James A. Knight
Title:	Vice President

EXHIBIT “I”

(See Section 4.4 of Security Agreement)

AMENDMENT

This Amendment, dated             , 20     is delivered pursuant to Section 4.4 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement with respect to the Collateral described on Schedule 1 to this Amendment are true and correct in all material respects as of the date hereof. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated January 9, 2015, between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Administrative Agent, (the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in said Security Agreement.

By:
Name:
Title:

1

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

2

ANNEX I

to

PLEDGE AND SECURITY AGREEMENT

Reference is hereby made to the Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of January 9, 2015, made by each of THE ADVISORY BOARD COMPANY, a Delaware corporation (the “Borrower”) and the other Subsidiaries of the Borrower listed on the signature pages thereto (together with the Borrower, the “Initial Grantors,” and together with any additional Subsidiaries, including the undersigned, which become parties thereto by executing a Supplement in substantially the form hereof, the “Grantors”), in favor of the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [                    ] [corporation/limited liability company/limited partnership] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Agreement and agrees to be bound by the Agreement as if originally a party thereto. The New Grantor hereby collaterally assigns and pledges to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Secured Obligations. For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the New Grantor.

By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Agreement with respect to the New Grantor and the Collateral owned by it, after giving effect to the supplements to the Exhibits to the Agreement attached hereto, are true and correct in all material respects as of the date hereof. The New Grantor represents and warrants that the supplements to the Exhibits to the Agreement attached hereto are true and correct in all respects and that such supplements set forth all information required to be scheduled under the Agreement with respect to the New Grantor. The New Grantor shall take all steps necessary and required under the Agreement to perfect, in favor of the Administrative Agent, a first-priority security interest in and lien against the New Grantor’s Collateral, subject only to Liens permitted under Section 6.02 of the Credit Agreement.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Grantor has executed and delivered this Security Agreement Supplement as of this      day of             , 20    .

[NAME OF NEW GRANTOR]

By:
Title:

1

ANNEX II

Forms of Confirmatory Grants of Security Interest

[forms attached]

CONFIRMATORY GRANT OF SECURITY INTEREST

IN UNITED STATES PATENTS

THIS CONFIRMATORY GRANT OF SECURITY INTEREST IN UNITED STATES PATENTS (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Confirmatory Grant”) is made effective as of [            ], 20[    ] by and from The Advisory Board Company, a Delaware corporation (the “Borrower”), and [GRANTOR], a [            ] [            ] (a “Grantor” and, together with The Advisory Board Company, each a “Grantor” and together, the “Grantors”) to and in favor of JPMORGAN CHASE BANK, N.A., for itself and as Administrative Agent for the Secured Parties (as defined in the Credit Agreement referenced below) (in such capacities, “Grantee”).

WHEREAS, the Borrower, the Lenders and Grantee have entered into a Credit Agreement dated January 9, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, certain Subsidiaries of the Borrower have guaranteed the repayment of the Secured Obligations pursuant to a Guaranty dated January 9, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time).

WHEREAS, the Grantors and certain Subsidiaries of the Borrower have entered into a Pledge and Security Agreement dated January 9, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, each Grantor owns the patents listed on Exhibit A attached hereto (the “Patents”), which Patents are pending or registered with the United States Patent and Trademark Office.

WHEREAS, this Confirmatory Grant has been executed and delivered by the Grantors in conjunction with the security interest granted under the Security Agreement to Grantee for the ratable benefit of the Secured Parties for the purpose of recording the grant of security interest with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1) Definitions. All capitalized terms not defined herein shall have the respective meaning given to them in the Credit Agreement and the Security Agreement.

2) The Security Interest.

(a) This Confirmatory Grant is made to secure the satisfactory performance and payment of (i) all the Secured Obligations and (ii) all of the obligations and liabilities of the Subsidiary Guarantors under the Credit Agreement. Upon the payment in full of all Secured Obligations (other than Unliquidated Obligations), Grantee shall promptly, upon such satisfaction, execute, acknowledge, and deliver to the Borrower all reasonably requested instruments in writing releasing the security interest in the Patents acquired under the Security Agreement and this Confirmatory Grant.

(b) Each Grantor hereby grants to Grantee a security interest in (1) all of such Grantor’s right, title and interest in and to the Patents now owned or from time to time after the date hereof owned or acquired by the Grantors, together with (2) all proceeds of such Patents and (3) all causes of action arising prior to or after the date hereof for infringement of such Patents regarding the same.

(c) Notwithstanding anything to the contrary herein, this Confirmatory Grant and the security interests granted hereby are subject to the limitations set forth in Article II of the Security Agreement (which are incorporated herein mutatis mutandis by this reference).

(d) The rights and remedies of Grantee with respect to the security interest granted herein are without prejudice to and are in addition to, and not in limitation of, those set forth in the Security Agreement and the other Loan Documents. The Grantors hereby acknowledge and affirm that the rights and remedies of Grantee with respect to the Patents are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event that any provisions of this Confirmatory Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

3) Counterparts. This Confirmatory Grant may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

4) Governing Law. This Confirmatory Grant and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

*******

IN WITNESS WHEREOF, each Grantor has executed this Confirmatory Grant effective as of the date first written above.

THE ADVISORY BOARD COMPANY

By:
Name:
Title:

[GRANTOR]

By:
Name:
Title:

CONFIRMATORY GRANT OF SECURITY INTEREST

IN UNITED STATES PATENTS

Exhibit A - SCHEDULE OF PATENTS

A. PATENTS

Patent No.	Issue Date	Subject Matter	Grantor

B. PATENT APPLICATIONS:

Application Serial No.	Application Filing Date	Subject Matter	Grantor

CONFIRMATORY GRANT OF SECURITY INTEREST

IN UNITED STATES TRADEMARKS

THIS CONFIRMATORY GRANT OF SECURITY INTEREST IN UNITED STATES TRADEMARKS (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Confirmatory Grant”) is made effective as of [            ], 20[    ] by and from The Advisory Board Company, a Delaware corporation (the “Borrower”) and [GRANTOR], a [            ] [            ] (a “Grantor” and, together with The Advisory Board Company, each a “Grantor” and together, the “Grantors”) to and in favor of JPMORGAN CHASE BANK, N.A., for itself and as Administrative Agent for the Secured Parties (as defined in the Credit Agreement referenced below) (in such capacities, “Grantee”).

WHEREAS, the Borrower, the Lenders and Grantee have entered into a Credit Agreement dated January 9, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, certain Subsidiaries of the Borrower have guaranteed the repayment of the Secured Obligations pursuant to a Guaranty dated January 9, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time).

WHEREAS, the Grantors and certain Subsidiaries of the Borrower have entered into a Pledge and Security Agreement dated January 9, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, each Grantor owns the trademarks listed on Exhibit A attached hereto (the “Trademarks”), which Trademarks are pending or registered with the United States Patent and Trademark Office.

WHEREAS, this Confirmatory Grant has been executed and delivered by the Grantors in conjunction with the security interest granted under the Security Agreement to Grantee for the ratable benefit of the Secured Parties for the purpose of recording the grant of security interest with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1) Definitions. All capitalized terms not defined herein shall have the respective meaning given to them in the Credit Agreement and the Security Agreement.

2) The Security Interest.

(a) This Confirmatory Grant is made to secure the satisfactory performance and payment of (i) all the Secured Obligations and (ii) all of the obligations and liabilities of the Subsidiary Guarantors under the Credit Agreement. Upon the payment in full of all Secured Obligations (other than Unliquidated Obligations), Grantee shall promptly, upon such satisfaction, execute, acknowledge, and deliver to the Borrower all reasonably requested instruments in writing releasing the security interest in the Trademarks acquired under the Security Agreement and this Confirmatory Grant.

(b) Each Grantor hereby grants to Grantee a security interest in (1) all of such Grantor’s right, title and interest in and to the Trademarks now owned or from time to time after the date hereof owned or acquired by the Grantors, together with (2) all proceeds of such Trademarks, (3) the goodwill associated with such Trademarks and (4) all causes of action arising prior to or after the date hereof for infringement of such Trademarks or unfair competition regarding the same.

(c) Notwithstanding anything to the contrary herein, this Confirmatory Grant and the security interests granted hereby are subject to the limitations set forth in Article II of the Security Agreement (which are incorporated herein mutatis mutandis by this reference).

(d) The rights and remedies of Grantee with respect to the security interest granted herein are without prejudice to and are in addition to, and not in limitation of, those set forth in the Security Agreement and the other Loan Documents. The Grantors hereby acknowledge and affirm that the rights and remedies of Grantee with respect to the Trademarks are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event that any provisions of this Confirmatory Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

3) Counterparts. This Confirmatory Grant may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

4) Governing Law. This Confirmatory Grant and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

* * * * * *

IN WITNESS WHEREOF, each Grantor has executed this Confirmatory Grant effective as of the date first written above.

THE ADVISORY BOARD COMPANY

By:
Name:
Title:

[GRANTOR]

By:
Name:
Title:

CONFIRMATORY GRANT OF SECURITY INTEREST

IN UNITED STATES TRADEMARKS

Exhibit A - SCHEDULE OF TRADEMARKS

A. REGISTERED TRADEMARKS:

Trademark	Registration No.	Registration Date	Grantor

B. TRADEMARK APPLICATIONS:

Trademark Applied For:	Application Filing Date	Application Serial No.	Grantor

CONFIRMATORY GRANT OF SECURITY INTEREST

IN UNITED STATES COPYRIGHTS

THIS CONFIRMATORY GRANT OF SECURITY INTEREST IN UNITED STATES COPYRIGHTS (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Confirmatory Grant”) is made effective as of [            ], 20[    ], by and from The Advisory Board Company, a Delaware corporation (the “Borrower”), and [GRANTOR], a [            ] [            ] (a “Grantor” and, together with The Advisory Board Company, each a “Grantor” and together, the “Grantors”) to and in favor of JPMORGAN CHASE BANK, N.A., for itself and as Administrative Agent for the Secured Parties (as defined in the Credit Agreement referenced below) (in such capacities, “Grantee”).

WHEREAS, the Borrower, the Lenders and Grantee have entered into a Credit Agreement dated January 9, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, certain Subsidiaries of the Borrower have guaranteed the repayment of the Secured Obligations pursuant to a Guaranty dated January 9, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time).

WHEREAS, the Grantors and certain Subsidiaries of the Borrower have entered into a Pledge and Security Agreement dated January 9, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, each Grantor owns the copyrights listed on Exhibit A attached hereto (the “Copyrights”), which Copyrights are pending or registered with the United States Copyright Office.

WHEREAS, this Confirmatory Grant has been executed and delivered by the Grantors in conjunction with the security interest granted under the Security Agreement to Grantee for the ratable benefit of the Secured Parties for the purpose of recording the grant of security interest with the United States Copyright Office.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1) Definitions. All capitalized terms not defined herein shall have the respective meaning given to them in the Credit Agreement and the Security Agreement.

2) The Security Interest.

(a) This Confirmatory Grant is made to secure the satisfactory performance and payment of (i) all the Secured Obligations and (ii) all of the obligations and liabilities of the Subsidiary Guarantors under the Credit Agreement. Upon the payment in full of all Secured Obligations (other than Unliquidated Obligations), Grantee shall promptly, upon such satisfaction, execute, acknowledge, and deliver to the Borrower all reasonably requested instruments in writing releasing the security interest in the Copyrights acquired under the Security Agreement and this Confirmatory Grant.

(b) Each Grantor hereby grants to Grantee a security interest in (1) all of such Grantor’s right, title and interest in and to the Copyrights now owned or from time to time after the date hereof owned or acquired by the Grantors, together with (2) all proceeds of such Copyrights and (3) all causes of action arising prior to or after the date hereof for infringement of such Copyrights.

(c) Notwithstanding anything to the contrary herein, this Confirmatory Grant and the security interests granted hereby are subject to the limitations set forth in Article II of the Security Agreement (which are incorporated herein mutatis mutandis by this reference).

(d) The rights and remedies of Grantee with respect to the security interest granted herein are without prejudice to and are in addition to, and not in limitation of, those set forth in the Security Agreement and the other Loan Documents. The Grantors hereby acknowledge and affirm that the rights and remedies of Grantee with respect to the Copyrights are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event that any provisions of this Confirmatory Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

3) Counterparts. This Confirmatory Grant may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

4) Governing Law. This Confirmatory Grant and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

* * * * * *

IN WITNESS WHEREOF, each Grantor has executed this Confirmatory Grant effective as of the date first written above.

THE ADVISORY BOARD COMPANY

By:
Name:
Title:

[GRANTOR]

By:
Name:
Title:

CONFIRMATORY GRANT OF SECURITY INTEREST

IN UNITED STATES COPYRIGHTS

Exhibit A - SCHEDULE OF COPYRIGHTS

Work	Registration No.	Registration Date	Grantor